SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                    FINAL PROSPECTUS PURSUANT TO RULE 424(B)

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                 Signature Films, formerly Cinecam Corporation
                                ---------------
                 (Name of small business issuer in its charter)


          Nevada                         7812                    91-2021593
   ----------------------     ---------------------------     ---------------
  (State of Incorporation)   (Primary Standard Industrial    (I.R.S. Employer
                               Classification Code Number)     Identification
                                                                    Number)

                          827 State Street, Suite 9,
                        Santa Barbara, California 93101
                             (805) 899-1299 (PHONE)

         (Address and telephone number of principal executive offices)
                           --------------------------
                           827 State Street, Suite 9
                       Santa Barbara, California 93101
                           (805) 899-1299 (PHONE)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 12
                            Santa Barbara, CA 93101
                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)







                                   PROSPECTUS

                                SIGNATURE FILMS

                        2,000,000 SHARES OF COMMON STOCK

Up to 2,000,000 of the shares of Common stock offered are being sold by Signature Films, formerly Cinecam Corporation. This is Signature Films, formerly Cinecam's initial public offering. There is no minimum amount of shares that must be sold and no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Signature, formerly Cinecam in its discretion. Signature, formerly Cinecam's Common stock is not currently listed or quoted on any quotation medium. This offering will terminate 12 months from the date of this prospectus.

            __________________________________________________________

The common stock offered is speculative and involves a high degree of dilution. SEE "RISK FACTORS" ON PAGE 3.

      _____________________________________________________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shares are offered at $1.00 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to 2,000,000. The offering is being self-underwritten through Signature, formerly Cinecam's officers and directors.






















                                   MAY 10, 2002

                                TABLE OF CONTENTS

                                                                 Page
                                                                ------
Prospectus Summary.........................................        1
Risk Factors...............................................        3
  Signature, formerly Cinecam is a development stage
  company with no operating history, and there is a
  risk we will not be able to sustain our operations,
  which means that investors may lose their entire
  investment ..............................................        3
  Our accountant has expressed doubt that we can
  continue as a going concern.  If we do not continue as
  a going concern, investors could lose their entire
investment.................................................        3
  The Penny Stock Rules will cover our stock, which
  may make it difficult for a broker to sell investors'
  shares.  This  may make our stock less marketable, and
  less liquid, and result in a lower market price..........        3
  This offering is a direct participation offering, and
  there may be less due diligence performed................        4
  We depend upon our current officers and directors
  to continue our business.................................        4
  We need to raise at least $180,000 in the next 12
  months or we will not be able to continue our business...        4
  A public market for our shares may never develop, making
  the shares illiquid......................................        4
  If our shares are approved for a quotation on the
  over-the-counter market, they may be thinly traded
  and highly volatile......................................        4
  We are dependent on the success of the Faces & Names
  and Autograph series, and we cannot be certain that we
  will be able to establish a significant enough
  viewership...............................................        4
  We distribute our television program in the
  United States on barter,  which means that we
  may never generate any revenue from it unless we
  obtain our own advertisers...............................        4
  Our management's lack of significant experience
  with television Programming or licensing could
  adversely affect our business............................        5
  We have no liquidity or capital resources, and depend
  upon contributions from our principal to continue in
  operation, which may affect our ability to operate
continuously...............................................        5
  We are not profitable, and have not generated any
  revenue since our inception, which may affect our
  ability to continue to operate...........................        5
  Our president, Agata Gotova, has voting control
  over all matters submitted to a shareholder vote,
  which means that she, and not the investors, have
  control over all company matters.........................        5
Use of Proceeds............................................        6
Dividend Policy............................................        7
Dilution...................................................        7
Management's Discussion and Analysis of Financial
 Condition and Results of Operations.......................        8
Business...................................................       12
Management.................................................       20
Certain Transactions.......................................       23
Principal Stockholders.....................................       23
Description of Securities..................................       24
Shares Eligible for Future Sale............................       25
Legal Matters..............................................       26
Experts....................................................       26


                                PROSPECTUS SUMMARY

                               CORPORATE BACKGROUND

Signature, formerly Cinecam was organized on September 17, 1999, under the former name of Cinecam Corporation, and commenced operations in March, 2000, but has not generated significant revenue and is still a development stage corporation. We changed our name to Signature Films, formerly Cinecam Corporation on Janaury 29, 2002. Signature, formerly Cinecam is in the business of development, production and distribution of a television program called "Faces & Names." "Faces & Names" is a celebrity interview program, which we have begun distributing on barter in the United States. It currently airs on two stations in Corpus Christi, Texas, three stations in Brownsville, Texas, one station in Bristol, Virginia/Tennessee, Pahrump, Nevada, Pittsburgh, Pennsylvania, Detroit, Michigan, Glendive, Montana, Morgan City, Louisiana, Reidsville, North Carolina, two stations in Springfield, Missouri, two stations in Redding/Eureka, California, Little Rock, Arkansas, St. Louis, Missouri, Christiansted, St. Croix, The Virgin Islands, and Victorville, California, and we are in the process of a nationwide direct mail and telemarketing campaign to expand the distribution of our program to broadcast television stations in the United States. We have produced so far 30 thirty minute episodes of Faces & Names, and 10 of those are currently in post-production editing. We also produce a series of in-depth interviews called "Autograph," which is being promoted by a distributor, Atmosphere Entertainment, primarily for the foreign markets.

We have assets of $218,960 as of February 28, 2002, and have only $2,000 in revenues since our inception. We need to raise at least an additional $180,000 in the next twelve months in order to continue our business. There is no minimum amount of shares which must be sold in this offering. As a result, potential investors may end up holding shares in a company that:

   -has not received enough proceeds from the offering to being operations, and -has no market for its shares.

Signature's common stock may never develop a market.

The address of our principal executive offices is: 827 State Street, Suite 11, Santa Barbara, California 93101,and our telephone number is 805-899-1299.


                                   THE OFFERING

Common stock Offered............................  Up to 2,000,000 shares

Common stock Outstanding after the Offering.....  6,344,212 shares

Use of Proceeds.................................  Working capital

Symbol..........................................  None

Risk Factors....................................  The shares of Common stock offered involve a high degree
                                                  of risk and immediate
                                                  substantial dilution
Term of offering................................  24 months from date of prospectus


                              SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to February 28, 2002 and the balance sheet data at February 28, 2002 and August 31, 2001 come from Signature, formerly Cinecam's financial statements included elsewhere in this Prospectus. These statements include all adjustments that Signature, formerly Cinecam considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended February 28, 2002 and August 31, 2001 do not necessarily indicate the results to be expected for the full year or for any future period. We have generated no revenues since inception, but have invested in the production of our television programs, "Faces & Names" and "Autograph."


BALANCE SHEET DATA:
                                            February 28,     August 31,
                                               2002            2001
                                            ------------     ----------

Assets: ...............................     $  218,960        $ 67,067
                                            ============     ==========
Liabilities: ..........................     $   35,638        $      -

Stockholders' Equity:
 Common stock, Par value $.001
 Authorized 50,000,000 shares,
 Issued 1,741,289 at August 31, 2000
 and 4,144,212 at August 31, 2001......          4,180           4,144
  Paid-In Capital .....................        369,327         333,123
 Deficit accumulated during development       (220,185)       (153,945)


     Total Stockholders' Equity .......        183,322         183,322
      Total Liabilities and
       Stockholders' Equity ............       218,960         218,960
                                            ============     ==========

STATEMENT OF OPERATIONS DATA:


                              February 28,       August 31,   September 17,
                                                              1999 (inception)
                                  2002              2000      through 2/28/02
                              ------------       ----------   ----------------
Revenues:                     $       --         $            $        --
General and administrative
Expenses:                         91,959           61,986         153,945
     Net Loss                    (61,986)         (61,986)    $  (153,945)
Loss per share                $   (.02)          $  (.03)     $   (.04)
                                  ======           ======         ======


                                   RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the information appearing in this prospectus.

Signature, formerly Cinecam is a development stage company with no operating history, and there is a risk we will not be able to sustain our operations, which means that investors may lose their entire investment.

We have no operating history and are still a development stage company. Since we have no history of operations, there is no way to predict if we will be able to sustain our operations. If we are unable to sustain our operations, investors may lose their entire investment.

Our accountant has expressed a substantial doubt that we can continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

We have accumulated losses since our inception, and our independent accountant has expressed that there is a substantial doubt that we may continue as a going concern. If we do not continue as a going concern, there will be no way for investors to recoup their investments.

The Penny Stock Rules will cover our stock, which may make it difficult for a broker to sell investors' shares. This may make our stock less marketable, and liquid, and result in a lower market price.

Our common stock is a "penny stock," which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

  - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

  - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

  - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Signature, formerly Cinecam's stock.

This offering is a direct participation offering, and there may be less due diligence performed.

In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

We depend upon our current officers and directors to continue our business.

Our business is dependent upon our current officers and directors, Agata Gotova, our president, chief executive officer and director, who is also our star and who contributes all of our working capital; Brent Sumner, our vice president, who is also our Director of Photography and Editor; and Julianna Onstad, our Secretary, who is also our publicist. If any of these officers or directors, and especially Ms. Gotova, leaves office or resigns, there will be no management to run our business.

We need to raise at least $180,000 in the next 12 months or we will not be able to continue our business.

We need to raise at least $180,000 in this offering. If we fail to do so, and are unable to raise at least $180,000 in the next 12 months through continuing to obtain capital from or borrowing from our president, or from private placements of our stock, we will not be able to operate our business. If we fail to raise this capital, then we will be froced to continue depending on our president and chief financial officer, Agata Gotova, for financial contrib-utions or loans. She has agreed to continue to supply our capital needs, up to $10,000 per month, which is our minimum operating budget, indefinitely until further notice. There is no written agreement which contains her commitment.

A public market for our shares may never develop, making the shares illiquid.

A public market for our shares may never develop. This may make it difficult or impossible for investors in our shares to sell them. If our shares are approved for a quotation on the over-the-counter market, they may be thinly traded and highly volatile. Stocks traded on the over-the-counter bulletin board or the pink sheets are usually thinly traded, highly volatile, and not followed by analysis. Investors in our stock may experience a loss or liquidity problem with their share holdings.

We are dependent on the success of the Faces & Names and Autograph series, and we cannot be certain that we will be able to establish a significant enough viewership.

We are dependent on the success of the Faces & Names and Autograph series, which in turn is dependent upon unpredictable and volatile factors beyond our control, such as the preference of our audience, and the ability to distribute the Faces & Names to more television stations and to distribute Autograph in television markets worldwide. The Faces & Names series is currently shown on broadcast television stations in only fourteen states. We cannot be certain that the viewership we are able to establish will be significant enough to generate sufficient revenue to allow us to break even or generate a profit. Furthermore, to attract a significant television audience for the Faces & Names Series over a long period of time, we need to complete additional episodes of the Faces & Names series.

We distribute our television program, Faces & Names, in the United States on barter, which means that we may never generate any revenue from it unless we obtain our own advertisers.

Television programming of many new series is initially done on barter, which means that, for every seven minutes of commercial air time during a one-half hour program, we share 3 1/2 minutes with the television station or network of television stations who run the program. This means that, unless we are successful in obtaining our own advertisers, we will not generate any revenue from our programs. We began running the series on barter in the summer of 2001.

Our management's lack of significant experience with television programming or licensing could adversely affect our business.

None of our management, with the exception of Brent Sumner, has any prior experience in the development and production of television programming, and none of them have any prior experience with the licensing of television programming. To date, we have completed 23 half-hour episodes. However, the television and licensing business is complicated and the absence of experience in such busines could adversely affect our business.

We have no liquidity or capital resources, and depend upon contributions from our principal to continue in operation, which may affect our ability to operate continuously.

Our president, Agata Gotova, provides us with all of our operating capital on per week on an as-needed basis. We have no cash reserves and are completely dependent upon her to support our operations.

We are not profitable, and have not generated any revenue since our inception, which may affect our ability to continue to operate.

We have no revenues since inception and an accumulated deficit of $190,731. We will not generate any revenues until such time as we have finished producing our first season of programs, build a sufficient number of television stations in the top 100 television markets in the United States, and obtain advertisers for our bartered commercial air time.

Our president, Agata Gotova, has voting control over all matters submitted to a shareholder vote, which means that she, and not the investors, have control over all company matters.

Our president holds 3,799,212 of our 4,144,212 shares outstanding as of August 31, 2001, which gives her voting control over all matters submitted to a vote of the shareholders.

This offering has been limited in California to persons who qualify for certain suitability standards.

The offering in California is being approved by the Commissioner of Corporations on the basis of a limited offering qualification where offers and/or sales could only be made to proposed issues based on their meeting certain suitability standards as described in this offering circular and the issuer did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations found in Title 10, California Code of Regulations, Rule 260.140, et. seq., Speculative Business; 260.140.30-260.140.33, 260.141 and 260.141.1 Excessive Promotional Shares and Restrictions thereon; 260.140.50 Fairness of the Offering Price and 260.613 Requirement for Audited Financial Statements. Sales in California are limited to those investors who have a minimum gross income of $100,000 during the last tax year and expect a minimum gross income of $100,000 during the current tax year and have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a net worth of $500,000, and the investment shall not exceed 10% of the net worth of the investor.

Exemptions for secondary trading in California have been withheld, which may make it difficult for investors in California to resell their shares.

Exemptions for secondary trading in California will be withheld by the California Commissioner of corporations, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering. Private sales are the only exemption which applies in California to California residents. A shareholder or his or her broker may apply to the Commissioner of Corporations to resell their securities in California, or we may apply for secondary trading in California if we accumulate at least 200 shareholders.


                                 USE OF PROCEEDS

The following table shows Signature, formerly Cinecam's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold, after deduction of an estimate
$5,500 in offering expenses.   Further, there may be no shares at all sold in
this offering.


                              10%      25%      50%        75%          100%
                             -----   -------  ---------  ---------   ---------
Gross proceeds              200,000  500,000  1,000,000  1,500,000   2,000,000
Less offering costs           5,000    5,000      5,000      5,000       5,000
Net offering proceeds       195,000  495,000    995,000  1,495,000   1,995,000

Use of net proceeds:

Employee salaries            60,000   60,000     60,000     60,000      60,000
Independent contract labor   12,000   12,000     12,000     12,000      12,000
Supplies                     24,000   24,000     24,000     24,000      24,000
Equipment                    10,000  100,000    200,000    200,000     200,000
Costumes                     20,000   50,000     50,000     50,000      50,000
Rent and utilities           10,000   10,000     10,000     10,000      10,000
Location travel              20,000   50,000    100,000    100,000     100,000
Working capital              39,000  189,000    539,000  1,039,000   1,039,000
                           -------- --------   -------- ----------  ----------
Totals                     $195,000 $495,000   $995,000 $1,495,000  $1,995,000


The allocation of the net proceeds of the Offering set forth above represents Signature, formerly Cinecam's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Signature, formerly Cinecam's future revenues and expenditures. If any of these factors change, Signature, formerly Cinecam may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes overhead, telephone, insurance, postage, office supplies, packing materials, advertising, telemarketing, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                 DIVIDEND POLICY

Signature, formerly Cinecam has never declared or paid cash dividends on its capital stock. Signature, formerly Cinecam currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                        NO CURRENT MARKET FOR COMMON STOCK

Signature, formerly Cinecam's common stock is not listed or quoted at the present time, and there is no present public market for Signature, formerly Cinecam's common stock. Signature, formerly Cinecam has obtained a market maker who has agreed to file an application for Signature, formerly Cinecam's securities to be quoted on the over-the-counter bulletin board, and who intends to file a form 211 with the National Association of Securities Dealers to quote Signature, formerly Cinecam's securities on the over-the-counter bulletin board, upon the effectiveness of this registration statement, but obtaining a quotation is up to the over-the-counter bulletin board, and Signature, formerly Cinecam's stock may never be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Signature, formerly Cinecam's market maker's application on Form 211. A public market for Signature, formerly Cinecam's common stock may never develop. The over-the-counter bulletin board and National Quotation Bureau's pink sheets are quotation systems, which allow brokers to buy and sell shares of stock quoted "by appointment." The results are announced electronically. This differs from a stock market, such as the NASDAQ, which actually executes trades in over-the- counter securities electronically, and which and stock exchanges, such as the New York Stock Exchange and the American Stock Exchange, which utilize brokers on a trading floor to execute buy and sell orders, which are then reported electronically. Also, the NASDAQ stock market and stock exchanges have listing standards, which require companies to have a minimum number of shareholders and minimum capitalization and share prices in order to obtain and maintain a listing with them. Stocks traded on the over-the-counter bulletin board and the pink sheets, unlike the NASDAQ stock market and exchanges, have very limited liquidity and, as a result, investors may not be able to sell all their shares at a favorable price or at all.

There are no securities issued that are subject to outstanding options or warrants to purchase, nor are there any securities convertible into common equity of Signature, formerly Cinecam. There are no shares that could be sold under Rule 144 of the Securities Act that we have agreed to register for sale by security holders. There are no securities that are being or have been proposed to be publicly offered by us, other than those specifically covered by this registration statement.

There are a total of four shareholders as of February 28, 2002.


                                     DILUTION

As of February 28, 2002, Signature, formerly Cinecam's net tangible book value was $183,322, or $0.044 per share of common stock. Net tangible book value is the aggregate amount of Signature, formerly Cinecam's tangible assets less its total liabilities. Net tangible book value per share represents Signature, formerly Cinecam's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of 2,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,000), Signature, formerly Cinecam's net tangible book value as of the closing of this offering would increase from $0.04 to $0.32 per share. This represents an immediate increase in the net tangible book value of $0.28 per share to current shareholders, and immediate dilution of $0.68 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ......      $1.00
Net tangible book value per share before offering.....      $0.04
Increase per share attributable to new investors......      $0.28
Net tangible book value per share after offering......      $0.32
Dilution per share to new investors...................      $0.68
Percentage dilution...................................       68%


The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming the sale of all 2,000,000 shares in this offering.



                           Number     Total        Percentage     Percentage      Average
                           of         Price        of Shares      of              Price per
                           Shares     Paid         Purchased      Consideration   Share
                           -----     ----------    ----------     -----------     ---------
 Existing Investors      4,210,452   $  218,960     67.79%         9.67%           $ .052
  New Investors          2,000,000   $2,000,000     32.21%         57.4%           $1.00

This table assumes a sale of 50% of the shares offered by the company. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), our net tangible book value as of the closing of this offering would increase from $183,322 to $1,178,322. This represents an immediate increase in the net tangible book value of $0.18 per share to current shareholders, and immediate dilution of $0.78 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ...............  $ 1.00
Net tangible book value per share before offering..............  $ 0.04
Increase per share attributable to new investors...............  $ 0.18
Net tangible book value per share after offering...............  $ 0.22
Dilution per share to new investors............................  $ 0.78
Percentage dilution............................................    78%

The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 50% of the 2,000,000 shares offered in this offering.

                           Number     Total      Percentage   Percentage      Average
                           of         Price      of Shares    of              Price per
                           Shares     Paid       Purchased    Consideration   Share
                           -----      ----       ---------    -------------   --------
 Existing Investors     4,210,452   $  218,960     80.8 %         17.96%       $ .052
  New Investors         1,000,000   $1,000,000     19.2 %         82.14%       $1.00


This table assumes a sale of 25% of the shares offered by the company. After giving effect to the sale of 500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), our net tangible book value as of the closing of this offering would increase from $183,322 to $683,322. This represents an immediate increase in the net tangible book value of $0.11 per share to current shareholders, and immediate dilution of $0.85 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock................. $ 1.00
Net tangible book value per share before offering............... $ 0.04
Increase per share attributable to new investors................ $ 0.11
Net tangible book value per share after
offering........................................................ $ 0.15
Dilution per share to new
investors....................................................... $ 0.85
Percentage dilution.............................................  85%


The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 25% of the 2,000,000 shares offered in this offering.

                           Number     Total      Percentage   Percentage      Average
                           of         Price      of Shares    of              Price per
                           Shares     Paid       Purchased    Consideration   Share
                           -----    ----     --------   -----------  --------
 Existing Investors      4,210,452   $  218,960    89.39 %        30.46%       $ .052
  New Investors          1,000,000   $1,000,000    10.61 %        69.54%       $ 1.00


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Signature, formerly Cinecam's Consolidated Financial statements, including the notes, appearing elsewhere in this Prospectus.


                                 COMPANY OVERVIEW

Signature, formerly Cinecam was organized on September 17, 1999, and has just recently commenced operations. Signature, formerly Cinecamis engaged in the business of developing, producing and distributing its own television programs called "Faces & Names," and "Autograph," which are both celebrity interview programs. Signature, formerly Cinecam's common stock is not listed on any recognized exchange or quoted on any quotation medium. Signature, formerly Cinecam's stock may never develop a market.


                          PLAN OF OPERATIONS-IN GENERAL

 We plan to continue to produce our television program, "Faces & Names," which is a weekly, 30 minute program. We plan to continue direct mail and telemarketing efforts to broadcast and cable television stations in the United States. We promote Faces & Names on "barter" to television stations in the United States. Barter involves sharing commercial time. When a television station in the United States signs a license agreement with us to air Faces & Names for a term of one year, we share 3 1/2 minutes of every seven minutes of commercial time shown during the airing of Faces & Names on that station every week. When we have entered into a sufficient amount of barter agreements, then we will negotiate with advertising agencies or directly with advertisers to fill our 3 1/2 minutes of national commercial time per week. We have begun to canvass potential advertisers and advertising agencies, but have not begun a comprehensive campaign to reach advertisers yet, because we are still in production of our first season of episodes, and still promoting them to stations in the United States. After the production and promotion of our first season has been completed, which will take another 60 days, we will begin our promotion to advertisers and advertising agencies. We are also obtaining our own advertisers for our commercial time, through classified advertisements in the Los Angeles and New York metropolitan newspapers. We also produce a show called "Autograph," which consists of the interviews we feel have the most durable library value, and which is being promoted by Atmosphere Entertainment, in exchange for 20% of the gross proceeds received from sales in any worldwide market.

During the next twelve months, Signature, formerly Cinecam plans to satisfy its cash requirements by this offering and by additional funding from its principals, on which we have survived since our inception. Signature, formerly Cinecam may be unsuccessful in raising additional equity financing, and, thus, be able to satisfy its cash requirements.

Signature, formerly Cinecam will need a minimum of $180,000 to satisfy its cash requirements for the next 12 months. Signature, formerly Cinecam will not be able to operate if it does not obtain equity financing through this offering, subsequent private offerings, or contributions from its principals. If only a minimal amount of shares are sold in this offering, Signature, formerly Cinecam will continue to satisfy its cash requirements by contributions from its principals, which we expect will continue to contribute for the next twelve months. Signature, formerly Cinecam's current material commitments are $850 per month to Rametto Corporation for rent, approximately $850 per month to Verizon for telephone expenses, payroll of $2700 per month for our publicist/production assistant, and a part-time salesperson, and approximately $5,000 per month for our technicians. Signature, formerly Cinecam depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. Signature, formerly Cinecam may never be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Signature, formerly Cinecam will be able to generate revenue and become profitable from advertising sales and achieve liquidity within the next twelve months. Signature, formerly Cinecam anticipates that development costs for its programming will cost at least $100,000 during the next twelve months, including the costs for its technicians. We also expect to purchase some additional audio and video equipment in the next twelve months, at a cost of $5,000 to $100,000, depending upon the performance of this offering. Signature, formerly Cinecam has no current material commitments. Signature, formerly Cinecam has generated no revenue since its inception.

Milestones

Signature, formerly Cinecam will seek to raise at least $180,000 from this offering, over and above offering costs estimated at $5,000, in order to implement its plan of operations for the next twelve months of operations. This minimum amount of capital must be raised in order to properly commence operations. If we do not raise at least $180,000 from this offering, then we will seek funding by borrowing from our principal stockholder. The first $50,000 of this capital is budgeted for the continued development and production of our television series, "Faces & Names" and "Autograph." This milestone has been partially accomplished, as we have shot and edited all 22 of our first years' episodes of Faces & Names, and have edited the first 15 "Autograph" shows. We will continue to shoot new episodes and complete episodes in post-production.

The next milestone will be the continued promotion of our Faces & Names series to national broadcasters. This milestone is being worked on at this time, and we will continue to market Faces & Names to television stations in the United States. This milestone is accomplished by direct fax, mail and telephone contact with television stations and broadcasters, and mailing of VHS cassettes to them with samples of Faces & Names. So far, we canvassed all broadcast stations in the 50 states, and have sent out demonstration video tapes to approximately 132 stations who have asked for them. We expect to achieve this milestone by June, 2002.

The following stations are currently airing Faces & Names in the United States:

KXPX and KTOV in Corpus Christi, Texas; WCYB in Bristol, Virginia/Tennessee; WBGN in Pittsburgh, Pennsylvania; WADL in Detroit, Michigan; KPVM in Pahrump, Nevada; WXIV-TV in Reidsville, North Carolina; KSPR-TV in Springfield, Missouri; KWBJ in Morgan City, Louisiana; KAEF-TV in Eureka, California; and KRCR-TV in Chico/Redding, California; KYPX in Little Rock, Arkansas; KWBS in Forth Smith, Arkansas and Springfield, Missouri; WBIF in Panama city, Florida; WPXS in St. Louis, Missouri; WICS/WICD TV in Springfield, Illinois; WSVI TV in Christiansted, St. Croix, The Virgin Islands; KHIZ TV in Victorville, California; KXGN TV in Glendive, Montana; KTBY channel 4 in Anchorage, Alaska; and WCLL channel 19, in Columbus, Ohio, are currently airing Faces & Names.

We have been promoting our advertising barter time weekly, by advertising alternately in the Los Angeles Times and New York Times Classifieds. We had two agreements for airing commercials; one with Hollywood Scriptwriting, who pays us $350 for airing their 30 second commercial, and Dreamcloud Productions, who pays us $5 for every inquiry they receive from airing the commercial. We have performed price quotes for an additional five companies, and plan to continue to promote our advertising time in six week increments.

We have recently entered into oral agreements with two advertising agencies to air "per inquiry" commercials. These two advertising agencies are "Gray Matter" in Gardnerville, Nevada, and "Cornerstone Media Group," in Minneapolis, Minnesota. We have filled all of our barter time on all stations with commercials from Cornerstone and Gray Matter, since March 1, 2002, and have received several calls from the airing of the commercials.

We have marketed Faces & Names to the following countries: Poland, Russia, Turkey, The Dominican Republic, Japan, China, and France, and have sent out demonstration tapes to stations and distributors in these countries, but have had no positive responses to date. As part of our second milestone, we seek to conclude our marketing program to stations in the United States and Canada. This milestone is expected to be completed by July, 2002, at an approximate cost of $5,200.

The next milestone will be the marketing of "Autograph." Our distributor and sales agent, Atmosphere Entertainment, is in the process of marketing "Autograph," and has presented this series at the National Association of Television Producers and Executives (NATPE) in January, 2002, and the American Film Market (AFM) in February, 2002. It will continue to represent us in the marketing of "Autograph" at the other major trade shows throughout the year 2002. The cost of this milestone is approximately $50,000, which includes expense fees payable to Atmosphere Entertainment of approximately $4,000 per trade show, and expenses for the printing of brochures, posters, and DVD demos.

Our next milestone is to sell our bartered commercial time to advertisers. We will attempt to do this by contacting advertising agencies by telephone and fax. We expect that this milestone will be completed by December, 2002, at an approximate cost of $5,000, and that, at the end of this milestone, we expect to receive our first revenues.



Signature, formerly Cinecam is still considered to be a development stage company, with no revenues, and is dependent upon the raising of capital through placement of its common stock. Signature, formerly Cinecam may never be successful in raising the capital it requires through the sale of its common stock.

                                     BUSINESS

                               BUSINESS DEVELOPMENT

Both the "Faces & Names" and "Autograph" series were conceived by our President, Agata Gotova. Originally, we developed an arrangement with Russian Public Television, Channel 1 ORT, in Moscow, Russia, to develop a pilot for the series to be aired in Russia. The pilot was to be evaluated by Russian Public Television in order to determine if it would license the show from us. We produced and sent the pilot, which was a show featuring the Academy Awards ceremony and interviews with the stars on the red carpet of the Screen Actor's Guild Awards in 2000, but Russian Public Television declined to air the pilot and did not license the series, for reasons that were never expressed to us, and we continued to develop and produce the series, and to syndicate it to other markets. Our relationship with Russian Public Television was beneficial to us, as they sent us a press credential which enabled us to attend major events. We no longer need to use the press credential, as we have developed name recognition in the Hollywood community under our own corporate name and the name of our television show.

In general

We have shot 30 and produced 22 half-hour episodes of the Faces & Names series and one half hour pilot. The Faces & Names series features interviews with Hollywood celebrities, Broadway performers, and singers, as well as clips from films, television shows, Broadway shows, and music videos. Each show is hosted by Agata Gotova, who either interviews the stars on the red carpet at various events in Hollywood and abroad, on sets of films, or an in-depth interview with a particular star. A full list of programs, including the celebrities interviewed, can be found under the section below marked, "Faces & Names." Certain of our interviews have been re-edited and repackaged under the name, "Autograph," which is a series of in-depth interviews with well known personalities in the entertainment industry. We have produced 15 of these 30 minute programs, for international and domestic distribution. A full list of programs can be found under the section below marked, "Autograph."

We produce three kinds of Faces & Names programs. One is a program featuring an awards show or event, such as the Oscars, the popularity of which will wane by the time of the next such annual event. We attend these events in order to make contacts with stars who we will later feature in our second type of program, the in-depth interview. Management believes that the in-depth interview format, which is like a biography or filmography presentation, has an indefinite library life, and can be re-broadcast in different markets without regard to time. For example, our in-depth interviews with stars such as Fayard Nicholas and Janet Leigh fall into this category. We will continue to cover and update the award shows and events and produce programs on them that we fully expect will be obsolete after one or two seasons. These shows will be replaced by other shows, as we continue to produce Faces & Names. The third category of program we produce is an interview program on the set of a Hollywood movie, which shows behind the scenes and the making of the movie. These programs will become obsolete after the movie is no longer showing in theaters. Our program on "The Quiet American" falls into this category.

In February, 2001, as a result of our attendance at the National Association of Television Programming Executives in Las Vegas, Nevada in January, and the beginning of our marketing campaign to domestic television stations, we signed license agreements with KXPX channel 14 and KTOV Channel 17 to air Faces & Names weekly in Corpus Christi, Texas; and KZAV, KZMC, and an affiliated satellite television station in Brownsville, Texas.

In March, 2001, we signed a license agreement with WYLE television in Huntsville, Alabama, which began airing Faces & Names in May 1, 2001. However, WYLE had to stop airing our program because it is going off the air to convert to a digital format, and will begin airing Faces & Names again after the conversion in April, 2002. In March, 2001, we signed a license agreement with WCYB-TV, who will air our program on an as-needed basis. In May, 2001, we signed license agreements with WBGN-TV in Pittsburgh, Pennsylvania, which began airing our program in July, 2001, and KPVM-TV in Pahrump, Nevada, which also began airing them in July, 2001. In June, 2001, we signed a license agreement with WADL-TV in Clinton Township, Michigan, which began airing our program in August, 2001. In June, 2001, we signed a license agreement with KEYC-TV in Mankato, Minnesota, which began airing our program in July, 2001, but which has cancelled the program in September, because it decided not to incur the expense of formatting the program to fit its programming needs. In August, 2001, we signed a license agreement with KWBJ-TV in Morgan City, Louisiana, which will begin airing our program on September 10, 2001. In September, 2001, we signed agreements with WXIV-TV in Reidsville, North Carolina, and with WXIV-TV in Springfield, Missouri. Both stations will air the program beginning September 22, 2001. In September, 2001, we also signed a license agreement with KAEF-TV in Eureka, California, and KRCR-TV in Chico/Redding, California, for airing our program on an "as-needed" basis. On September 24, 2001, we signed four license agreements with Equity Broadcasting Corp. to air our program on five stations; WPXS, St. Louis, Missouri; KYPX, Little Rock, Arkansas; KWBS in Springfield, Missouri, and Ft. Smith, Arkansas; and WBIF in Panama City, Florida. Faces & Names started airing on all of these stations on October 1, 2001. In December, 2001, we signed license agreements with WICS/WICD TV in Springfield, Illinois, which began airing Faces & Names in January, 2002, and with Christiansted, St. Croix, Virgin Islands, which began airing Faces & Names in January, 2002. In January, 2002, we signed a license agreement with KHIZ TV in Victorville, California, which began airing Faces & Names in January, 2002. The license agreements are good for one year. Each season of this television series consists of 11 episodes. There are two seasons each calendar year, and each program is re-run at least twice.

We have completed production of a full first season of weekly programs, and will continue to produce programs beyond that for our next season. We are also continuing our marketing campaign to domestic television stations.

In addition to Faces & Names, we have a full service video production facility, and the capability to produce television commercials, music videos, and other television programs, if the opportunity should arise. We have marketed these services on the Internet, by word of mouth, and have advertised our production services in the local newspaper to cover events such as weddings. We have bid on two outside projects, but our bids have not been accepted. We do not have the extra personnel or the capital to market these services at the present time, but will take our staff off of our current production schedule to complete and project and hire outside staff, if needed, in order to take advantage of any such opportunity presented to us, in order to produce revenue to support our television production.


                            FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Signature, formerly Cinecam's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                                    MARKETING

 Signature, formerly Cinecam has developed what we feel to be an effective marketing program for Faces & Names, and we have delegated the marketing of Autograph to Atomosphere Entertainment. We started marketing the Faces & Names series to distributors and programmers by attending the National Association of Television Programming Executives convention in January, 2001, and the Monte Carlo International Television Festival in February, 2001. As a result of our attendance at these conventions, we were able to develop informal contacts with distributors who represented us at the MIP television market in Cannes in April, 2001, and obtain our first licensing agreement with KXPX and KTOV in Corpus Christi, Texas. Our Autograph series is marketed domestically and internationally by Atmosphere Entertainment, who markets the show through their professional sales department and at major entertainment industry trade shows. We pay a flat fee to Atmosphere Entertainment for their expenses incurred at the trade shows they attend for us, plus 20% of all gross sales they obtain,

Using materials from the National Association of Television Programming Executives, we began a fax and telemarketing campaign in February, 2001, which we have determined to be the most effective. There are over 1600 television stations in the United States and Canada alone, and, so far, we have contacted all of the stations in the United States by fax and mail, and approximately 112 have responded with interest. These stations all requested and were sent VHS screening copies of 2-3 programs.

Our marketing campaign involves first faxing and mailing a letter of introduction and our 2002 program catalog to television broadcasters, and then following up with a telephone call. Stations who are interested request a demonstration of Faces & Names, and we send them, by mail, a VHS screener cassette with samples of Faces & Names, which we call our trailer, and one full show representative of our best work. After the screener has been received and the stations have had time to examine it, we follow up with another telephone call to determine if they are interested in licensing our show. Stations who have space available and are still interested sign a license agreement. We have scheduled approximately 50 stations who had no space available for this season for a follow up call in January, 2002, to inquire if our program will fit into their next season.

Licensing of our show, Faces & Names, domestically is done on "barter." This is the way many new shows are marketed in the United States, even to major networks such as the WB network, PAX, or UPN. Our license agreement provides that we receive the right to half of the approximately seven minutes of commercial time from each weekly program.

To help achieve its marketing goals, Signature, formerly Cinecam has implemented an online marketing campaign. The objective will be to name awareness for Signature, formerly Cinecam in the online community and to continually acquire new visitors to our Web site, www.facesandnames.net, which supports our program, and to our corporate website, www.cinecam.net. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Signature, formerly Cinecam's online campaign targets sites that generate high traffic from Internet users who fit Signature, formerly Cinecam's customer profile. Our customer profile includes advertisers, television station executives, and television viewers, from whom we wish to receive support for our existing and future programming by watching our shows. In order to create this market presence and increase customer awareness, Signature, formerly Cinecam promotes its Web sites on the major search engines, directories and promotional sites the Internet offers. We are not listed in the top five categories on major search engines when a visitor types in key words related to television programs and celebrity interviews. We have not researched the cost of being included in the top five listings on major search engines, as we have determined that any additional cost of web site promotion would not likely benefit our planned operations, as we do not offer products for sale on the Internet, and our web sites are supplemental to our other marketing activity. Signature, formerly Cinecam may never obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. We are already listed on all major search engines that do not charge a fee for listing. We do not believe that listing with search engines who charge a fee will be cost-effective for the purposes we are using the Internet. We will also seek links to other entertainment related web sites of stars whom we interview, and are already linked to sites of Patrick Bauchau, Bruce Greenwood, and John Spencer.

The site has been developed, and Signature, formerly Cinecam's sites have been submitted to the 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Signature, formerly Cinecam's Internet program, targeted links with sites of similar interest is another method of obtaining visitors that are interested in Signature, formerly Cinecam's site. Signature, formerly Cinecam has searched for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Signature, formerly Cinecam's Web site. We receive approximately 230 hits per week on the Faces & Names website, and about 80 hits per week on the Signature, formerly Cinecam website.


                                    AUTOGRAPH

Autograph is an in-depth celebrity interview program, featuring well known personalities in the entertainment industry. Each show contains a montage of film or music video clips set to music, and an in-depth interview conducted on camera by Agata Gotova, along with clips of films or music videos.

 To date, we have developed and produced the following episodes of Autograph:

 1) Janet Leigh: An in-depth interview with Hollywood's leading lady of the golden years, who speaks about her relationships with Howard Hughes, Tony Curtis, and her famous Psycho shower scene.

 2) Laura Linnery: The Academy Award nominated actress speaks about her life and her work in theatre and film.

 3) Riverdance: The story of the Grammy award winning Irish dance sensation with interviews of stars Eileen Martin and Pat Roddy and clips from the show.

 4) Robert Duvall: An exclusive, in-depth and candid interview with the Oscar winning performer, director and writer.

 5) On the set with Robert Duvall: Behind the scenes with Robert Duvall and the making of "Assassination Tango," on the set in Buenos Aires, Argentina.

 6) Melissa Rivers: The E! Entertainment Channel hostess and daughter of Joan Rivers, talks about her career and her family.

 7) On the set with Michael Caine: A behind the scenes look at the making of "The Quiet American," on location in Sydney, Australia.

 8) Moscow Pop Stars' Legends and Legacies: An in-depth interview with Russia's "Paul McCartney" of Russian pop music, Igor Nikolaev, and his daughter, pop star Julia Nikolaeva.

 9) Julian Sands: A revealing interview on the set with the star of "A Room With a View."

10) Rade Sherbedgia:   An in depth look at the life and career of the most well
known actor in Yugoslavia, and his work with Hollywood moguls Phillip Noyce and Stanley Kubrick.

11) Ben Kingsley: An in-depth interview with the Oscar winning star of "Gandhi" and "Schindler's List," with clips from his films.

12) Patrick Bauchau:   An interview with the international film star whose
television series, "The Pretender" has developed a cult following.

13) Fayard Nicholas:: The surviving member of the Nicholas Brothers, the most famous tap dancers in the world, talks about how it was to work with virtually every legend of the golden days of Hollywood.

14)Nneena Freelon: An in-depth interview with Grammy nominated, Jazz sensation Nneena Freelon.

 15) Tim Conway: An in-depth interview with the comedian.

We are in production on the following Autograph episodes: Connie Stevens, David Carradine, Ruta Lee, Angie Everhart, Martin Landau, Michelle Phillips, and Marsha Mason.


                                  FACES & NAMES

Faces & Names is a celebrity interview program, hosted by Agata Gotova. Our objective is to bring our viewers interviews with their favorite Hollywood, Broadway, and musical stars, and red carpet events and parties, such as the Academy Awards, the Emmys, and other celebrity events. We use these events not only to create programs, but also to meet interview subjects for subsequent in-depth interviews.

To date, we have developed and produced the following episodes:

       1. Pilot: The Oscars, featuring interviews with Tom Cruise, Gary Sinise, Jack Lemmon, Lolita Davidovich, Camryn Manheim, Calista Flockhart, Hilary Swank and Chad Lowe, and Russell Crowe. These interviews were obtained during the Screen Actor's Guild Awards.

       2. Los Angeles Film School: A look at the film school and its new digital technology, featuring interviews with Faye Dunaway, Julian Sands and Director, Phillip Noyce. These interviews were pre-arranged.

       3. Riverdance: The Grammy award winning Irish dance sensation with interview of stars Eileen Martin and Pat Roddy and their favorite numbers from the show. These interviews were pre-arranged.

       4. The Emmys, featuring interviews with Michael J. Fox, Tom Selleck, Henry Winkler, Debbie Reynolds, Trey Parker, John Spencer and clips from Emmy winning television shows. These interviews were conducted during the Creative Arts Emmys arrivals.

       5. Patrick Bauchau: and in-depth interview with the multi-lingual star and clips from his favorite films. This interview was pre-arranged.

       6. Melissa Rivers: An in-depth interview with the E! Entertainment Channel hostess and daughter of Joan Rivers, who talks about her career and her family; featuring clips from her shows. This interview was pre-arranged.

       7. Julian Sands on the Set of Rose Red: an in-depth interview with Julian Sands, with a behind the scenes look at the making of Steven King's new mini series and clips from films featuring Julian Sands. Filmed on location in Seattle. This interview was pre-arranged.

       8. Oscar 2001, featuring interviews with Tom Cruise, Hilary Swank, Russell Crowe, Ang Lee, Steven Soderbergh, Joan Allen, Laura Linney and the Night of 100 stars Oscar party at the Beverly Hills Hotel, featuring interviews with Cliff Robertson, Sean Young, Emma Harris, Weird Al Yankovick, Michael Bolton, Rick James, Cassanova, Michael Badalucco, Gary Busey, David Hasselhoff and more. These interviews were conducted at red carpet arrivals at the Screen Actors Guild Awards, the Directors' Guild Awards, shot on location at the Oscars, and at the Oscar party at the Beverly Hills Hotel.

       9. Rade Sherbedgia: An in-dpeth interview on the set of "Quiet American", Phillip Noyce's latest film starring Michael Caine and Brendon Fraser, with a behind the scenes look at the making of the making of the film. Filmed on location in Sydney, Australia. This interview was pre-arranged.

      10. The Quiet American: A behind-the scenes look at the filming of The Quiet American, with interviews with Michael Caine, Phillip Noyce and Rade Sherbedjia. These interviews were pre-arranged.

      11. Legends of Hollywood: Featuring interview with Carol Burnett, Tim Conway, Fayard Nicholas, Dom Deloise, Janet Leigh, Ruta Lee, Terri Garr and highlights of the 2001 Gypsy Awards. These interviews were conducted during the 2001 Gypsy Awards.

      12. Fayard Nicholas: An in-depth interview with the surviving member of the Nicholas Brothers, the most famous American tap dancers in the world, and clips from their films. This interview was pre-arranged.

      13. Ben Kingsley: An in-depth interview with the Oscar winning star of "Gandhi" and "Schindler's List", with clips from his films. This interview was pre-arranged.

      14. Robert Duvall: An in-depth interview with the actor/producer/director/writer on the set of his new film, Assassination Tango. This interview was pre-arranged.

      15. Assassination Tango: A behind the scenes look at the filming of the film, Assassination Tango, with interviews with Robert Duvall and Luciana Pedraza.

      16. Monte Carlo Television Festival: Exclusive coverage of the Golden Nymph Awards in Monaco, with appearances by Prince Albert and interviews with Joan Collins, Steven J. Cannell, Michael T. Weiss, Andrea Parker, Geena Lee Nolin, Paula Trickey, Tasha de Vasconcellos, Maria Grazia Cuccinotta and highlights of the Monte Carlo parties and night life. Filmed on location in Monaco. The interviews with Cannell, Weiss and Parker were pre-arranged. The rest were conducted at the Golden Nymph Awards.

      17. San Remo Song Contest: Coverage of the historical song contest, including performances by Ricky Martin, Faith Hill, Russell Crowe, Eminem, Placebo, Enya, Anastacia and interviews with Italian popstars: Giorgia, Ricky Anelli and Australian supermodel Megan Gale. Filmed on location in San Remo, Italy. This interview was pre-arranged.

      18. Nneena Freelon: An in-depth interview with Jazz sensation Nneena Freelon, featuring her music and a live performance at the Long Beach Jazz Festival. This interview was pre-arranged.

      19. Janet Leigh: An in-depth interview with one of Hollywood's leading ladies of the golden era, and clips from her films. This interview was pre-arranged.

      20. Laura Linney: An in-depth interview with the Academy Award nominated actress.

      21. Russian Pop Stars, Legends and Legacies: An in-depth interview with Igor Nikolaev, who has been called "the Mozart of Russian pop music" and his daughter, rock star, Julia Nikolaeva. This interview was pre-arranged.

      22. The Golden Satellite Awards: The story of the Golden Satellite Awards, sponsored by the International Press Academy, which broke off form the Hollywood Foreign Press Association's Golden Globe Awards, featuring their first award show, and clips from feature films, such as "Traffic", "Quills" and "13 Days", and interviews with Stacey Keach, Bruce Greenwood, Sofia Coppola, Tim Daly, Linda Gray, Jill Hennesy. These interviews were all conducted at the Golden Satellite Awards.

    The following programs have been taken off of our production schedule, and may be included in our next season or featured in other upcoming episodes 27:

     1. The Directors Guild Awards with interviews with Ang Lee, Steven Soderbergh, Joan Allen, Brian Dennehy and Dijmon Honsou.

     2. Mark Carliner: An in-depth interview with award winning Hollywood Producer of Steven King's mini series, "Rose Red", Crossroads, The Shining, George Wallace and Stalin. This interview was pre-arranged.

     3. Nicholas Coster: A visit on board the yacht of the star of Santa Barbara, which soap opera is not currently aired in the United States, with clips from the successful soap opera, Santa Barbara. This interview was pre-arranged.

     4. Independent Film Making: A look at Independent Films, featuring Academy Award winner John Woodward, Vincent Van Patten and Stan Kirsch, with clips from Independent films, "Vice", "Follow Me Outside", and coverage of the Santa Barbara International Film Festival, with interviews with Diane Keaton, Larry King, Francis Veber and George Lopez. These interviews were taken at the Port Huneme and Santa Barbara International Film Festivals.

      5. Kristina Orbakaite: An in-depth interview with the Russian pop star we call the Princess of Russian Pop. This interview was pre-arranged.

      6. The Screen Actor's Guild Awards: From the nominations announcement, to the making of the statuette, to the red carpet arrivals, to the winners, featuring interviews with Russell Crowe, Laura Linney, Martin Sheen, Leelee Sobeski, Patty Duke, Stockard Channing, John Spencer, Michael Badalucco, Juliette Binoche, Kate Winslet, Joaquin Phoenix, The cast of "Traffic", and clips from the nominated films. These interviews were all conducted at the Screen Actors Guild Awards.

      7. Maxim and Irina: An in-depth interview with the principals of American Ballet Theatre, currently performing at the Metropolitan in New York City. This interview was pre-arranged.

      8. Moscow: A tour of Moscow, with its Russian pop stars, Julia Nikolaeva, Igor Nikolaev, and Kristina Orbakaite; and the Moscow International Film Festival, featuring interviews with American Producer Bob Van Ronkel,
Nikita Michailkov and Nadia Michailkova, and Woody Harrelson. Appearances by Sean Penn and Jack Nicholson. The interviews with Van Ronkel, Nadia Michailkov, Igor Nikolaev, Julia Nikolaeva, and Kristina Orbakaite were pre-arranged. The others were conducted at the Moscow International Film Festival.

     9. Larisa: An in-depth interview with Supermodel Larisa Bondarenko, who discusses her successes as a "Guess" girl and her come back. Filmed on location in New York and Milan. This interview was pre-arranged.


                                     PATENTS

Signature, formerly Cinecam holds no patents for its products. Signature, formerly Cinecam is the registered owner of the Internet domain names, www.Cinecam.net, www.facesandnames.tv, www.autograph.tv, www.signaturefilms.tv, and www.facesandnames.net. It is the copyright owner of 22 Faces & Names programs and 15 programs of Autograph. We have also applied for trademark protection for the trademarks, "Autograph" and "Signature Films," but there can be no assurance that the United States Patent and Trademark Office will include either or both of these marks on its principal register.


                                GOVERNMENT REGULATION

Government approval is not necessary for Signature, formerly Cinecam's business, and government regulations have no effect or a negligible effect on its business.

                                    EMPLOYEES

Signature, formerly Cinecam presently employs its President, Chief Financial Officer and Director, Agata Gotova, who is also the host of our show, and who devotes her full time efforts to our business; its Vice President and Director of Photography, Brent Sumner, who is our principal cameraman and editor, and who devotes his full time efforts to our business; our Secretary, Julianna Onstad, who is also our publicist and production assistant, who devotes her full time efforts to our business; and Kenneth G. Eade, our legal counsel, who also acts as our executive producer, who devotes his part time effort to our business.

We also employ independent contractor David Florimbi, as our consulting producer, Frank Misceo, as our sound technician, and Michael Alba, as our second cameraman. Mr. Florimbi, Mr. Misceo and Mr. Alba devote their part time efforts to our business.

                                    PROPERTIES

We own two digital video cameras, one 35mm motion picture camera, two tripods, a lighting system, a sound mixer, a digital editing player/recorder, and an AVID editing system, equipped for digital video editing and special effects. We lease offices at 827 State Street, Suite 9, Santa Barbara, California, on a month-to-month basis from Rametto Company, a company unrelated to the Company, pursuant to an oral agreement, for which the Company pays $400 per month. Management believes that the office space is sufficient for the Company's needs. Signature, formerly Cinecam has an oral agreement with Rametto Corporation for the month to month rental of its office space, located at 827 State Street, Suite 9, Santa Barbara, California. Signature, formerly Cinecam owns its Internet Web site, and the Internet domain names, www.Cinecam.net, www.autograph.tv, www.signaturefilms.tv, www.facesand names.tv, and www.facesandnames.net. Signature, formerly Cinecam owns a library of 30 Faces & Names episodes, and 15 Autograph episodes, and a library of raw stock footage shot of awards ceremonies and landmarks in Sydney, Australia, New York, New York, Buenos Aires, Argentina, Monaco, San Remo, Milan, and Moscow.

                                   COMPETITION

We compete with other television production companies which have greater financial resources and experience than us. We compete with major production companies, and competition for access to a limited supply of facilities and talented creative personnel to produce programs is often based on relationships and pricing. Our programs compete for time slots, ratings, distribution channels and financing, and related advertising revenues with other programming products. Our competitors include motion picture studios, television networks, and independent television production companies, which have become increasingly active in television programming. Our competitors include other, larger entities, which have substantially greater financial and other resources than us, and certain television syndicators, production companies, and networks. In addition, there is a strong trend toward vertical integration in the business, with more networks owning productions, making it more difficult for smaller, independent companies such as us to obtain favorable production financing and distribution terms.

                                LEGAL PROCEEDINGS

Signature, formerly Cinecam is not party to any pending litigation, legal proceedings or claims.

                                   MANAGEMENT

                EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of directors of Signature, formerly Cinecam serve until the next annual meeting of stockholders, or until their successors have been elected.

The officers serve at the pleasure of the Board of directors. Directors serve a term of one year, or until the following annual meeting of shareholders, whichever period is longer.

The current executive officers, key employees and directors of Signature, formerly Cinecam are as follows:

Name                     Age                       Position
---------------                               -------------------------
Agata Gotova             29                 President, Chief Financial Officer

Brent Sumner             32                 Vice President, Director

Julianna Onstad          43                 Secretary


Agata Gotova. Ms. Gotova is the current President, Chief Financial Officer and Director of Signature, formerly Cinecam, since inception. She is the former Secretary and Director of FBI Fresh Burgers, International; a company with a business plan of establishing a chain of fast food restaurants, from February, 2000 through December, 2000; and the former Secretary and director of Et Voila! European Cafes, Inc., from 1998 through 2000; a company which is engaged in the business of marketing automobile tracking technology. She was Secretary and director of Innovative Software Technologies, Inc., and Mercury Software, companies which both specialized in software sales, from 1998 through 2000. From February 1, 2000 through January, 2001, she was president, chief financial officer, secretary and director of e-Synergies, Inc.; a company which provides e- commerce solutions to business wishing to do business on the world wide web; and president, chief financial officer, secretary and director of Russian Imports, Inc., a company which was engaged in the business of selling import items from Russia. From 1992 through 1997, she was engaged in the import and export business, specializing in trade with Russia and the former Soviet Republics. For a period of four years prior to 1997, Ms. Gotova resided and did business in Paris, France. From 1983 through 1990, she was a dancer in the Kalinka Dance Ensemble in Moscow, Russia, and appeared in several films and television shows. She is a member of the Screen Actor's Guild, and speaks French, English and Russian fluently. Ms. Gotova was educated at the University, Minister of International Affairs, Moscow, and Sorbonne University, Paris.


Brent Sumner. Mr. Sumner is the current Vice President and director of Signature, formerly Cinecam, since March, 2001. Since August, 2000, he has been engaged as an independent contractor for Signature, formerly Cinecam in the position of Director of Photography, Editor and crew supervisor for the television series, "Faces & Names." From 1996 through 2001, he was employed by Living Edge media, as a Producer and Editor of the television series, "The Living Edge," "Life is Stranger than Fiction," and 'Living Ageless," where he was responsible for conceptualization, photography, and editing of over 300 segments, 6 one hour specials, trailers and commercials. In 1996, he was employed by Dejan Productions as an editor and camera assistant, where he worked on commercials and promotional videos. In 1996, he was employed by United Airlines as cameraman for the production of an in-flight video called, "Wines of the World Series." In 1995, he was employed as a cameraman for Flying Buffalo Productions as cameraman for the feature film, "Welcome to Troy." In 1995 he was also employed as Director of Photography for a sketch comedy series starring Jimmy Fallon of "Saturday Night Live." From 1994 through 1995, he worked as a cameraman and location sound man for Rock the Vote-MTV on a documentary called Pearl Jam's "Drop in the Park." Mr. Sumner studied film, video production and post-production at the Brooks Institute of Photography from 1994 through 1997.

Julianna Onstad. Ms. Onstad is the current Secretary of Signature, formerly Cinecam, since March, 2001. From December 15, 2000 to the present, she has been employed by Signature, formerly Cinecamas a publicist and production assistant. In this position, she is responsible for marketing, sales and distribution of programming, public relations, production assistance, and post-production special effects. From 1979 through 2000, she was employed as an independent freelance office administrator, responsible for reception, correspondence, proofreading, editing, research, proposals, manuals, general organization, library cataloging, filing systems, bookkeeping and accounting, on an as-needed basis for a variety of companies, including serving as operations assistant for an independent bookstore, legal assistant for a small law firm, and manager of an art gallery.

                              EXECUTIVE COMPENSATION

Signature, formerly Cinecam has agreed to compensate its President, Agata Gotova, with shares for services valued at approximately $10,000 to $25,000 for each completed episode, which is included in the cost of film inventory. The basis for the valuation of services is the comparison of the services paid to hosts of similar television programs. The valuation of the shares used to compensate Ms. Gotova has changed over time when new productions were made, when new equipment and film inventory was added to our asset base, and when stations started to sign license agreements. The fair value of the stock was determined by the board of directors based upon factors including the book value of our outstanding stock, the lack of a current market for the stock, our need for capital and our lack of liquidity and lack of earnings. It compensates its Vice President, Brent Sumner, for his editing and camera work as an independent contractor, at the rate of $35 per hour for editing and $400 per day of shooting. There were no grants of options or SAR grants given to any executive officers during the last fiscal year. The following table shows the cash compensation to officers:

                     Annual Compensation          Long Term Compensation
                     -------------------          ----------------------
                                                       Restricted         LTIP
Name and position     Year     Salary Bonus Other      Stock Awards  SAR payout Other
-----------------     ----     -----  ----- -----      ------------  --- ------ -----
Agata Gotova,         2000      -0-    -0-    -0-     $         0       0     0     0
Pres. Director

Brent Sumner,         2000    $48,000  -0-    -0-     $         0       0     0     0
Vice President,
Director

Julianna Onstad       2000    $29,000  -0-    -0-     $         0       0     0     0
Secretary

Agata Gotova,         2001      -0-    -0-    -0-     $         0       0     0     0
Pres. Director

Brent Sumner,         2001    $48,000  -0-    -0-     $     5,000       0     0     0
Vice President,
Director

Julianna Onstad       2001    $29,000  -0-    -0-     $     5,000       0     0     0
Secretary

                              EMPLOYMENT AGREEMENTS

Signature, formerly Cinecam has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of Signature, formerly Cinecam's board of directors.


                              PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Signature, formerly Cinecam's Common stock as of February 28, 2002, by (I) each person known by Signature, formerly Cinecam to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Signature, formerly Cinecam, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                                         Shares          Percent     Percent
                                         Beneficially    Before      After
Name and Address of Beneficial Owner     Owned           Offering    Offering
-----------------------------------      ------------    --------    --------
Agata Gotova                              4,165,452       98.93%      67.1%
827 State Street, Suite 9
Santa Barbara, CA 93101

Julianna Onstad                              10,000         0.0%      0.0 %
827 State Street, Suite 9
Santa Barbara, CA 93101

Brent Sumner                                 10,000         0.0%      0.0 %
1316 W. Valerio
Santa Barbara, CA 93101

Kenneth G. Eade                           4,165,452       98.93%      67.1%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors
as a Group                                4,210,452         100%     67.96%
------------


 - Agata Gotova is the wife of Kenneth G. Eade, who owns 525,000 shares, and whose 525,000 shares have been included in her beneficial ownership. However, both disclaim ownership in the shares of the other.



                               CERTAIN TRANSACTIONS

In connection with organizing Signature, formerly Cinecam, on March 21, 2000, on September 18, 1999, Agata Gotova was issued 311,289 shares of restricted common stock in exchange for video equipment valued at $77,823, and 1,230,000 shares of restricted common stock in exchange for film inventory valued at $307,500, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Gotova may be deemed to be a promoter of Signature, formerly Cinecam. Although Ms. Gotova and Kenneth Eade are married, each disclaim ownership of the shares of the other as each other's separate property. However, Mr. Eade may also be deemed to be a promoter. No other persons are known to Management that would be deemed to be promoters. We have no established policies regarding entering into future transactions with affiliated parties.

On September 18, 1999, Signature, formerly Cinecam issued 200,000 shares of its common stock to Kenneth G. Eade, counsel to Signature, formerly Cinecam, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services valued at $50,000, in the incorporation and organization of Signature, formerly Cinecam, including its articles of incorporation, by-laws, organizational minutes, and preliminary plan of operations.

On May 31, 2001, Signature, formerly Cinecam issued 128,745 shares of restricted common stock to Agata Gotova, and in exchange for her advance of all of our expenses at a cost of $128,745. On May 31, 2001, Signature, formerly Cinecam issued 1,929,178 shares to Agata Gotova and 325,000 shares to Kenneth Eade, for a total of 2,254,178 shares, in exchange for film inventory and equipment valued at their cost of $1,522,779, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

On May 31, 2001, Signature, formerly Cinecam issued 10,000 shares of restricted common stock to Julianna Onstad in exchange for services valued at $5,000 and 10,000 shares of restricted common stock to Brent Sumner, in exchange for services valued at $5,000, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

On February 28, 2002, Signature, formerly Cinecam, issued 66,240 shares of restricted common stock to Agata Gotova in exchange for expenses paid, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

In the opinion of our management, these transactions were on terms more favorable than we would have received from an independent unrelated third party.


                            DESCRIPTION OF SECURITIES

The authorized capital stock of Signature, formerly Cinecam consists of 100,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 6,210,452 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. The authorized number of directors is at least one director.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of Signature, formerly Cinecam's directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.


                                PENNY STOCK STATUS

If and when it creates a market for its common stock, Signature, formerly Cinecam's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it obligated to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

    - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

   - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

   - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

   - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Signature, formerly Cinecam's stock. For individuals who wish to buy or sell penny stocks without a broker-dealer, there is no determination of suitability of the transaction, except for what judgment is made by the individual investor.


                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Signature, formerly Cinecam will have 6,210,452 shares of Common stock outstanding, if all shares in this offering are sold. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, the resale of any share purchased by an affiliate (in general, a person who is in a control relationship with Signature, formerly Cinecam), will be limited by Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Signature, formerly Cinecam, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Signature, formerly Cinecam without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers, within the limits of Rule 144 described above. After this offering, and subject to the holding period and limitations set forth in Rule 144, there will be 3,545,157 shares which may be sold under Rule 144, held by approximately 4 holders of record. Prior to this offering, no public market has existed for Signature, formerly 's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.


                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by Signature, formerly Cinecam, which offers the Shares directly to investors through officer Brent Sumner, who will offer the Shares by prospectus, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Signature, formerly Cinecam. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate 24 months after the date of this prospectus.

Signature, formerly Cinecam reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.


                                  LEGAL MATTERS

The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California. Mr. Eade will be compensated for his services in connection with this offering with 257,500 shares or restricted common stock of the company. He currently owns 525,000 shares in Signature, formerly Cinecam common stock.


                                     EXPERTS

The Financial statements of Signature, formerly Cinecam of August 31, 2000 included in this Prospectus and elsewhere in the Registration statement have been audited by Rogelio G. Castro, independent public accountant for Signature, formerly Cinecam, as set forth in his reports appearing elsewhere in this document, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.


                              ADDITIONAL INFORMATION

Signature, formerly Cinecam has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Signature, formerly Cinecam will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Cinecam Corporation

Independent  Report
.................................................................   F-1

Balance Sheets
 August 31, 2000 and 2001
.................................................................   F-2

Statements of Operations
 For the Years Ended August 31, 2000 and 2001...................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended August 31, 2000 and 2001...................   F-4

Statements of Cash Flows
 For the Years Ended August 31, 2000 and 2001...................   F-5

Notes to Consolidated Financial statements .....................   F-6


Board of Directors
Cinecam Corporation
(A Development Stage Company)
Santa Barbara, California 93101

                                 AUDITOR'S REPORT

I have audited the accompanying balance sheet of Cinecam Corporation (A Development Stage Company), as of August 31, 2001 and 2000 and the related statements of operation, stockholders' equity, and cash flow for the period September 17, 1999 (inception) through August 31, 2001. These financial statements are the responsibility of Cinecam's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material mis-statement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cinecam Corporation as of August 31, 2001 and 2000 and the results of its operations and its cash flows for the period September 17, 1999 (inception) through August 31, 2001 in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 6 the company is in the development stage and has nominal assets, limited current operations in which to create capital, and has sustained losses during its development stage which together raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
November 21, 2001


                              CINECAM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                 August 31       August 31   February 28, 2002
                                 2001              2000      (Unaudited)
                                 ---------       ---------   -----------------
ASSETS
Current Assets:
  Cash                            $1,103         $     -     $    1,103
  Inventories                    120,642          24,310        120,642
                                 ---------       ---------   -----------------
    Total Current Assets         121,745          24,310        121,745

Non-current Assets
 Property & Equipment;
 (net of $12,277
  depreciation)                   97,215          42,757         97,215
    Total Non-current Assets      97,215          42,757         97,215
                                 ---------       ---------   -----------------
TOTAL ASSETS                  $  218,960          67,067        218,960
                                ===========      =========     =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable            $   35,638         $      -        35,638
                                 ---------       ---------   -----------------
    Total Current Liabilities     35,638                -        35,638
                                 ---------       ---------   -----------------
Stockholders' Equity:
Common stocks , .001 par value
Authorized shares; 100,000,000
Issued and outstanding shares;
4,144,212 at August 31, 2001
4,180,452 at Feb. 28, 2002         4,144           1,741          4,180
  Paid in capital                333,123         127,312        369,327
  Deficit accumulated during
 the development stage          (153,945)        (61,986)      (220,185)
                                 ---------       ---------   -----------------
      Total Stockholders'
      Equity                     183,322          67,067        183,322
                                 ---------       ---------   -----------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY         $  218,960        $ 67,067     $  218,960
                                ===========      =========     =========




                               CINECAM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000
                    FOR THE PERIOD ENDED SEPTEMBER 17, 1999
                    (INCEPTION) THROUGH AUGUST 31, 2001 AND
              THE THREE MONTHS ENDED FEBRUARY 28, 2002 (UNAUDITED)


                                                Sept. 17, 1999    December 31,
                      August 31,   August 31,  (inception)to      2001
                        2001       2000         August 31, 2001  (Unaudited)
                      ----------   ----------   ---------------   ------------
Income                $       -    $       -    $         -    $  2,000
                      ----------   ----------   ---------------   ------------
      Total  Income           -            -               -       2,000
Operating Expenses
 General and administrative
 expenses               $91,959      $61,986     $   153,945    $ 68,240
                      ----------   ----------   ---------------   ------------
      Total Expenses     91,959       61,986         153,945      68,240
                      ----------   ----------   ---------------   ------------
Net income (loss)    $ (91,959)    $(61,986)    $  (153,945)    $(66,240)
                      ==========   ==========   ===============   ======

Basic loss per share $   (0.02)    $ ( 0.04)
                         ======      ======


                              Cinecam Corporation
                         (a Development Stage Company)
                            Statements of Cash Flows
                  For the years ended August 31, 2001 and 2000
                    For the period ended September 17, 1999
                      (inception) through August 31, 2001
                and for the three months ended February 28, 2002

                                                      Sept. 17,      Dec. 31,
                                                      1999 (incep-   2001
                              August 31,  August 31,  tion) through (Unaudited)
                                2001        2000      August 31,
                                                      2001
                               ---------  ---------   -------------  ---------
CASH FLOWS FROM
OPERATING ACTIVITIES
  Net loss                     $(91,959)   $(61,986)    $  (153,945) $ (66,240)
  Depreciation                   12,277       8,550          20,827          0
  Increase in film inventory    (22,802)    (23,080)        (45,882)         0
  Stocks issued for services     10,000      50,000          60,000          0
  Increase in Accounts Payable  (35,638)          0         (35,638)         0
                                ---------  ---------    -------------  --------
-
NET CASH USED BY
OPERATING ACTIVITIES           (128,122)    (26,516)       (154,638)   (66,240)
                                -------    --------       --------     -------
CASH FLOWS FROM
INVESTING ACTIVITIES
  Equipment Purchase            (66,735)     (51,307)     $(118,042)         0
                                ---------  ---------    -------------  --------
-
CASH FLOWS FROM
INVESTING ACTIVITIES            (66,735)     (51,307)      (118,042)         0
                                ---------  ---------    -------------  --------
-
CASH FLOWS FROM
FINANCING ACTIVITIES
  Stocks issued for cash        195,960       77,823      $273,783           0
                                ---------  ---------    --------------- -------
NET CASH FROM
FINANCING ACTIVITIES            195,960       77,823       273,783            0
                               ---------  ---------    ----------------   -----
INCREASE (DECREASE) IN CASH       1,103            -        $1,103           0

BEGINNING CASH                        -                          -       1,103
                                ---------  ---------    ---------------- ------
ENDING CASH                       1,103            -         1,103       1,103
                                =========  =========    ================ ======



                              Cinecam Corporation
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
                 For the period September 17, 1999 (inception)
                          through August 31, 2001 and
              the three months ended February 28, 2002 (unaudited)


                            Number                            Deficit
                            of           Common     Paid      Accumulated
                            Shares       Stock      In        During
                            Outstanding  at Par    Capital    Development Stage
                            -----------  --------   -------   ----------
Stock issued for              311,289       311     $ 77,512
 equipment at cost-
 related party
Stock issued for film
 inventory at cost          1,230,000     1,230           -
 -related party

Stock issued for services     200,000       200       49,800
Net loss, August 31, 2000                                       $ (61,986)
                            -----------  --------   -------    ----------
Balance-August 31, 2000     1,741,289     1,741      127,312      (61,986)

Stock issued for expenses
 paid by related party        128,745       129      195,831

Stock issued for
 film inventory &           2,254,178     2,254           -
 equipment at cost-
 Related Party

Stock issued for services      20,000        20        9,980
at fair value
Net loss, August 31, 2001                                        $ (91,959)
                            -----------  --------   -------   --------------
Balance-August 31, 2001     4,144,212     4,144      333,123      (153,945)
                            =========== ======== ==========   ==============

Stock issued for expenses      66,240        36       66,204

Net loss-February 28, 2002                                        ( 66,240)
(unaudited)                                                   --------------
Balance-February 28, 2002   4,144,212     4,180      369,367      (220,185)
                            =========== ======== ==========   ==============





                              Cinecam Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements
                            August 31, 2001 and 2000

NOTE 1 - NATURE OF BUSINESS

Cinecam Corporation (the Company) was incorporated under the laws of the state of Nevada on September 17, 1999. It was organized for the purpose of engaging in the business of television program production and distribution, and music video and film production for the international market. The Company has been in the development stage since its formation. Planned principal operations have commenced recently but have not generated any revenue.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Basis - The Company uses the accrual method of accounting.

B. Cash and cash equivalents - The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents.

C. Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of August 31, 2001, the Company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

D. Film production costs - Production costs are recorded at cost. They are capitalized as film cost inventory and amortized using the individual-film-forecast-computation method. Under this method, the amortization should relate film costs to gross revenues in such a way that a constant rate of gross profit is reported. Film cost amortization begins when a film is released and the related revenues are recognized. As of the balance sheet date, there were no revenues recognized. Licenses with television stations on barter in exchange for air time are accounted for as non-monetary exchanges in accordance with APB No. 29, as interpreted by EITF Issue No. 93-11. Statement of Position No. 00-2 will be applied from the beginning of the fiscal year ending August 31, 2001.

E. Estimates - the preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

F. Non-cash transactions - The company's accounting policy for shares issued in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services rendered. Video equipment and film inventory is recorded at the transferor's historical cost basis, pursuant to SFAS 53. Shares issued in exchange for services are valued at the fair market value of the services rendered, by a comparison by management of the value of services provided by similar types of technicians, producers and actors for similar companies. Stock issued in exchange for expenses are reflected as a deduction of stockholder's equity.

G.  Pending adoption of SOP 00-2:

H. Video equipment and film inventory is valued at the transferor's historical cost basis. Shares issued in exchange for services are valued at the fair value of services rendered. Stock issued in exchange for expenses is reflected as a deduction of stockholder's equity.

NOTE 3 - PROPERTY AND EQUIPMENT
                                              2001            2000
Property and equipment consist of:           -------        -------
  Video Equipment     at cost               $118,043       $ 51,307
  Less Accumulated depreciation               12,277          8,550
  Net                                       $ 97,215       $ 42,757
                                            ========       ========

Depreciation is provided over the estimated useful asset lives using the straight-line method over five years for all equipment.


NOTE 4 - INCOME TAXES

The Company has adopted the provision of SFAS No. 109 "Accounting for Income Taxes". It requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Signature, formerly Cinecam Corporation has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue codes are met.

There is a no provision for income taxes for the period ended August 31, 2001, due to the net operating loss and no state income tax in the State of Nevada. The company's total deferred tax assets as of August 31, 2001 is as follows:



Net operating loss carryforward      $153,945
Valuation allowance                 ($153,945)
Net deferred tax asset                      0
                                    ==========

The net operating loss carry forward for federal tax purposes will expire in year 2020.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company issued 525,000 shares of unregistered common stock to Kenneth Eade, its legal counsel who is the husband of a majority stockholder and officer of Company, in exchange for services rendered. The stocks issued are recorded at the fair value of the services received.

Company issued 1,929,178 shares during the year 2001 and 1,741,289 shares during the year 2000 to a certain officer of the Company in exchange for film production costs and related services. The Stocks are recorded at the fair value of the services and the historical cost of the film inventory.

NOTE 6 - GOING CONCERN

The Company has operated at a loss since its inception, and it plans to fund its plan of operations through this offering and additional funding from principals or additional equity financing. However, there can be no assurance that such offering or negotiations will be successful. Furthermore, the principals are not legally obligated to provide funding. These factors indicate a substantial doubt a bout the company's ability to continue as a going concern.


NOTE 7 - FISCAL YEAR END
The fiscal year end of the company is August 31.